Exhibit 4.2

NUMBER
COMMON STOCK                                            COMMON STOCK
PAR VALUE $.10                               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                        CUSIP ________

                    SANDALWOOD LODGING INVESTMENT CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

THIS CERTIFIES THAT

                                 S P E C I M E N
is the owner of:


 FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.10 PAR VALUE PER SHARE OF
                    SANDALWOOD LODGING INVESTMENT CORPORATION

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record thereof, or by his or her duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

      This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

            IN WITNESS THEREOF, SANDALWOOD LODGING INVESTMENT CORPORATION has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                                [SEAL]
                President                              Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY


By______________________________________
      AUTHORIZED SIGNATURE

                    SANDALWOOD LODGING INVESTMENT CORPORATION

            The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

            The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Corporation's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Corporation, no Person may (i) Beneficially or Constructively Own Common Stock of the Corporation in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Corporation) of the outstanding Common Stock; (ii) Beneficially or Constructively Own shares of any series of Preferred Stock of the Corporation in excess of 9.8% of the outstanding shares of such series of Preferred Stock; or (iii) Beneficially or Constructively Own Common Stock or Preferred Stock (of any class or series) which would result in the Corporation being "closely held" under Section 856(h) of the Code or which otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Stock and/or Preferred Stock in excess of the above limitations and any Person who Beneficially or Constructively Owns Excess Shares as a transferee of Common or Preferred Stock resulting in an exchange for Excess Shares (as described below) immediately must notify the Corporation in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Corporation at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Stock and/or Preferred Stock or other event which results in violation of the ownership or transfer limitations set forth in the Corporation's Articles of Incorporation shall be void ab initio and the Purported Beneficial and Record Transferee shall not have or acquire any rights in such Common Stock and/or Preferred Stock. If the transfer and ownership limitations referred to herein are violated, the Common Stock or Preferred Stock represented hereby automatically will be exchanged for Excess Shares to the extent of violation of such limitations, and such Excess Shares will be held in trust by the Corporation, all as provided by the Articles of Incorporation of the Corporation. All defined terms used in this legend have the meanings identified in the Corporation's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common    UNIF GIFTS MIN ACT - ______ custodian ______
                                                       (Cust)           (Minor)

TEN ENT - as tenants by the entireties     under Uniform Gifts to Minors Act

                                                --------------------
                                                       (State)
JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

     Additional abbreviations may also be used though not in the above list.

For value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFICATION NUMBER OF TRANSFEREE

--------------------------------------------------------------------------------

Please print or typewrite name and address including postal zip code of assignee

_______________________________________________ shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

DATED __________    ____________________________________________________________
                    NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                    WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN
                    EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY
                    CHANGE WHATEVER.

SIGNATURE GUARANTEED:___________________________________________________________
                     THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
                     AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
                     MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
                     MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15